FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549





                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        DATE OF REPORT:  MARCH 27, 2002
                       (Date of earliest event reported)


                          KIMBERLY-CLARK CORPORATION
            (Exact name of registrant as specified in its charter)


     DELAWARE                          1-225                  39-0394230

     (State or other jurisdiction    (Commission File        (IRS Employer
          of incorporation)            Number)               Identification No.)


          P.O. BOX 619100, DALLAS, TEXAS                             75261-9100
          (Address  of  principal  executive  offices)                (Zip Code)


                                  (972) 281-1200
                (Registrant's telephone number, including area code)

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Item 9.  Regulation FD Disclosure
---------------------------------

Attached hereto as Exhibit (99) is a statement by Kimberly-Clark Corporation relating to its agreement to the issuance of an administrative order by the Securities and Exchange Commission on March 27, 2002.






                                   SIGNATURE
                                   ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             KIMBERLY-CLARK CORPORATION



Date: March 27, 2002                         By:   /s/ Randy J. Vest
                                                --------------------
                                                    Randy J. Vest
                                                    Vice President and
                                                    Controller

                                 EXHIBIT INDEX
                                 -------------

(99) Statement by Kimberly-Clark Corporation relating to administrative order issued by the SEC on March 27, 2002.

EXHIBIT 99
----------


KIMBERLY-CLARK SAYS SEC ADMINISTRATIVE ORDER ADDRESSES MATTERS ALREADY COVERED
                BY 1999 RESTATEMENT OF PRIOR FINANCIAL RESULTS

     Kimberly-Clark consented to the issuance of an administrative order by the SEC that relates to the recording of restructuring costs associated with the company's 1995 merger with Scott Paper Company. The company said the administrative order,issued on March 27, 2002, does not include any monetary penalties, and that the matters raised in the order were addressed in 1999 when the company voluntarily restated prior financial statements.

     The accounting treatment for the 1995 restructuring charge was discussed with and reviewed by the company's independent auditors at the time it was recorded. In 1999, the SEC conducted a review of several years of financial statements. The company voluntarily restated its 1995 through the first quarter of 1999 financial results in August 1999 following the conclusion of the review. The restatement of the 1995 charge did not impact reported sales or cash flows, and total earnings per share over that period were unchanged. The order makes no change to financial results as restated in 1999.

     The Board of Directors of the Corporation and its Audit Committee each reviewed and discussed with management and the Corporation's independent auditors the matters relating to the administrative order.

     Kimberly-Clark cooperated fully with the SEC's informal inquiry and is pleased that this matter has been concluded.